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                                 EXHIBIT 4.07

                              THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

     CONSOLIDATED PRODUCTS, INC., an Indiana corporation (the "Company") and BANK ONE, INDIANA, N.A., a national banking association (formerly known as "Bank One, Indianapolis, National Association")(the "Bank") agree as follows:

     1. CONTEXT. This agreement is made in the context of the following agreed statement of facts:

                    a. The Company and the Bank are parties to an Amended and
               Restated Credit Agreement dated December 30, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated September 26, 1995 as further amended by a Second Amendment to Amended and Restated Credit Agreement dated effective as of January 31, 1997 (collectively, the "Agreement).

                    b. The Company has requested that the Bank (i) reduce the
               rate of interest on the Revolving Loan by reduction of the Applicable Spread and Facility Fee, and (ii) consent to the formation of a new Subsidiary.

                    c. The parties have executed this document (this "Third
               Amendment") to give effect to their agreement.

     2. DEFINITIONS. Terms used in the Third Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. Section 1 of the Agreement is amended as follows:

                    a. AMENDED DEFINITION.  The definition of "Applicable
               Spread" is amended and restated in its entirety as follows:

                                "APPLICABLE SPREAD" means that number of
                    percentage points to be taken into account in determining the LIBOR-based Rate at which interest will accrue on the Loans and at which the Facility Fee will be paid by the Company under the provisions of Section 2.a.(v), each as determined by reference to the following table:

                    REVOLVING LOAN         TERM LOAN         FACILITY FEE
                        .75                  1.125               .20

                    b. NEW DEFINITION. A new definition is added to Section 1 of the Agreement to read as follows:

                        "THIRD AMENDMENT" means the written amendment to this
                    Agreement entitled "Third Amendment to Amended and Restated Credit Agreement" and dated September 18, 1997.



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        3.   CONSENT.  The Bank hereby consents to the formation of SNS TM,
Inc., a corporation being formed as a wholly-owned Subsidiary of the Company's Subsidiary, Steak N Shake, Inc., which prior consent is required pursuant to Section 6.d of the Agreement. Such consent is granted only as to the specific transaction described herein and is not to be deemed an ongoing waiver of the negative covenant set forth in Section 6.d or a consent to any other or further transaction restricted by such covenant.

        4. REPRESENTATION AND WARRANTIES. To induce the Bank to enter into this Third Amendment, the Company represents and warrants, as of the date of this Third Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

        5. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Third Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect.

        IN WITNESS WHEREOF, the Company and the Bank, by their duly authorized officers, have executed this Third Amendment to Amended and Restated Credit Agreement on September 18, 1997.

                                CONSOLIDATED PRODUCTS, INC.

                                By: /s/ James W. Bear
                                   -----------------------------
                                   Senior Vice President


                                BANK ONE, INDIANA
                                   NATIONAL ASSOCIATION


                               By:  /s/ Brian D. Smith
                                  ------------------------------
                                  Vice President and
                                  Senior Relationship Manager







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